Exhibit 99.1

Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com

News Release

FOR IMMEDIATE RELEASE

For Information:	Michael J. Zugay, Chief Financial Officer
412 227 2231
ZugayMJ@koppers.com

Koppers Holdings Inc. Provides May 2020 Business Update

Strategic Actions to Realize Sales Growth and Optimize Wood-Treatment Network

Long-Term Contract Extension with Class I Customer

Ceasing Production Activities at Denver Facility; Investing in Treating Assets

PITTSBURGH, June 17, 2020 – Koppers Holdings Inc. (NYSE: KOP), an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds, today reported its regularly scheduled monthly business update and will conduct a conference call and related webcast at 11:00 a.m. Eastern Time.  This is part of an ongoing series to share recent developments and highlight strategic initiatives to the investment community.  The company plans to report results for the quarter ending June 30, 2020, during its next monthly business update on July 27, 2020.

As part of Koppers overall strategic plan, the company continues to identify organic opportunities to realize top-line growth, improve profitability, and reduce risk through new commercial development opportunities, greater market share penetration, business portfolio realignment, operating network optimization and strengthening its balance sheet.

In line with its strategy, Koppers recently agreed to a long-term contract amendment with a Class I railroad customer of treated wood crossties, switch ties and other types of lumber that will extend its market opportunities.

In addition, as part of its network optimization assessment, Koppers plans to further consolidate its treating footprint by ceasing production activities at its treating facility located in Denver, Colorado.  The company plans to ramp down production at the Denver facility over the next two months as it transitions production to another crosstie-treatment facility and has targeted August 2020 for discontinuing activities at the Denver location.

The company expects this action to result in total pre-tax charges to earnings of up to $13 million through June 2021, which includes approximately $2 million of non-cash accelerated depreciation to be recorded through August 2020.

The closure costs as well as anticipated future investments to upgrade and modernize parts of its treating network will be primarily funded through proceeds from the sale of non-core assets, which includes the Denver facility as well as properties related to certain previously announced plant closures.  Also, the upgrades contemplate an increase to treating capacity at a yet to be determined facility to accommodate potential future market share gains.

President and CEO Leroy Ball said, “I take seriously the decision to cease operations at any of our plants and deeply regret the impact that the closure at our Denver facility will have on employees that have dedicated their careers to strengthening Koppers reputation. I want to thank them for their service, and also pledge to provide assistance to employees in a way that helps position them for ongoing success whether it be in retirement, or as they transition to careers either within or outside of Koppers.”

Executive Vice President and Chief Operating Officer James Sullivan commented, “I want to thank all those involved for their hard work, which allowed us to reach a mutually beneficial agreement.  As a result of this amendment, we plan to significantly modernize one of our facilities for a minimal net investment, which should provide even greater quality assurance and security of supply for a key customer.”

May Sales by Business Segment

For May 2020, consolidated sales were $144.1 million compared to $146.6 million in the prior year period, representing a decrease of $2.5 million, or 1.7 percent.  The decrease was driven by lower sales from Carbon Materials and Chemicals (CMC), partially offset by higher sales from Performance Chemicals (PC) and Railroad and Utility Products and Services (RUPS).  Sales for the month were negatively affected by soft demand in markets served by CMC brought on by the global economic shutdown as a result of the COVID-19 pandemic.  Sales in CMC were also negatively affected by lower average pricing of certain products tied to oil pricing benchmarks, which were significantly lower than the prior year period.  At the same time, residential wood treatment preservatives as well as industrial wood treating activities in the United States continued to see strong demand.

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Sales for RUPS of $67.6 million increased by $0.1 million, or 0.2 percent, compared to sales of $67.5 million in the prior year month.  In general, demand levels held steady and sales volumes were slightly higher than prior year for untreated crossties as well as utility poles, partially offset by weakness in the rail joints business.

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Sales for PC of $47.1 million increased by $4.9 million, or 11.5 percent, compared to sales of $42.2 million in the prior year month.  The year-over-year increase was primarily due to record sales volumes in the United States driven by demand pull-through from home improvement retailers, partially offset by weakness in international markets, particularly Europe.

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Sales for CMC of $29.3 million decreased by $7.5 million, or 20.4 percent, compared to sales of $36.8 million in the prior year month. The year-over-year decrease was driven by weak end market demand and lower average pricing due to low oil prices.  Beginning in 2020, Koppers (Jiangsu) Carbon Chemical Company Limited (KJCC) results are classified as discontinued operations for the current year as well as the comparable period in 2019 due to the pending divestiture.

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Capital expenditures for May 2020 were $6.7 million, compared with $2.7 million in May 2019.  For the year-to-date period ended May 31, 2020, capital expenditures were $21.0 million compared with $16.8 million for the prior year period.

Mr. Ball commented, “Our classification as an essential business and our diversified end markets, centered around the common focus of wood protection, continued to serve us well in the month of May.  While CMC continued its struggles due to weak steel, aluminum, and auto markets, our RUPS and PC businesses both posted sales at or better than May 2019.  Sales for PC in North America set a monthly record for Koppers as consumers continue to work on projects to beautify their home and outdoor spaces while our treating business in the RUPS segment again generated solid sales despite the pandemic.”

Pending Divestiture of Koppers (Jiangsu) Carbon Chemical Company Limited

In February 2020, Koppers announced that it entered into a definitive agreement to sell Koppers (Jiangsu) Carbon Chemical Company Limited (KJCC), a 75-percent owned China coal tar distillation business with the remaining 25 percent owned by Yizhou Group Company Limited.

The KJCC facility, located in Pizhou City in Jiangsu Province, was shut down in the fourth quarter of 2019 for planned maintenance and remained closed through much of March 2020 due to concerns related to COVID-19.  The plant resumed operation in late March and suspended production again in early May to accommodate a previously scheduled maintenance turnaround at a major customer’s facility.

The company anticipates the closing of the sale to occur during the timeframe of July 2020 to mid-August 2020.  Koppers expects to realize approximately $65 million of net cash, after taxes and expenses, and plans to apply the cash proceeds toward debt reduction.

Debt and Liquidity

As of May 31, 2020, Koppers was on target to be within its financial covenant metrics at the next remeasurement date of June 30, 2020.  Likewise, the company expects to maintain an appropriate level of liquidity to operate its business without undue hardship.  At March 31, 2020, Koppers had $185 million of liquidity.  At this time, the company does not plan to amend the company’s current credit facility as the current operating and cash flow forecasts appear adequate to maintain appropriate cushion in its financial covenants.

June 2020 Quarter Outlook

Koppers expects that sales for the quarter ending June 30, 2020, excluding any sales generated from KJCC, will be approximately $410 million to $420 million.  By comparison, sales for the prior year period, excluding KJCC, were $443.9 million.

Accordingly, the adjusted earnings per share (EPS) for the quarter ending June 30, 2020, is forecasted to be in the range of $0.70 to $0.85, compared with adjusted EPS of $1.14 in the prior year.

Mr. Ball commented, “While visibility is still limited and end markets remain highly uncertain, I believe we will finish the quarter with adjusted earnings per share much better than what was feared back in March.  The durability and resiliency of our business model centered on wood technology and built upon our purpose of ‘Protecting what Matters and Preserving the Future’ is demonstrating the critical nature of the goods and services we provide.  While the new normal is still being sorted out, I am confident that Koppers will continue to play an important role in building and beautifying the global infrastructure in whatever our world looks like moving forward.”

Investor Conference Call and Webcast

Koppers management will conduct a conference call this morning, beginning at 11:00 a.m. Eastern Time to discuss its business update for May 2020.  Presentation materials will be available at least 15 minutes before the call on www.koppers.com in the Investor Relations section of the company’s website.

Interested parties may access the live audio broadcast by dialing 1-833-366-1128 in the United States and Canada, or 1-412-902-6774 for international, Conference ID number 10144551. Participants are requested to access the call at least five minutes before the scheduled start time to complete a brief registration.

The conference call will be broadcast live online at: https://services.choruscall.com/links/koppers200617.html.  (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your internet browser's URL address field.)

An audio replay will be available approximately two hours after the completion of the call at 1-877-344-7529 for U.S. toll free, 1-855-669-9658 for Canada toll free, or 1-412-317-0088 for international, Conference ID number 10144551. The recording will be available for replay through September 18, 2020.

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About Koppers

Koppers, with corporate headquarters in Pittsburgh, Pennsylvania, is an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds.  Our products and services are used in a variety of niche applications in a diverse range of end markets, including the railroad, specialty chemical, utility, residential lumber, agriculture, aluminum, steel, rubber, and construction industries.  Including our joint ventures, we serve our customers through a comprehensive global manufacturing and distribution network, with facilities located in North America, South America, Australasia, China and Europe.  The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol "KOP."

For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Michael Zugay at 412-227-2231 or Quynh McGuire at 412-227-2049.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures.  Koppers believes that adjusted net income and adjusted earnings per share provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends, and facilitate comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measure.  Other companies in a similar industry may define or calculate these measures differently than the company, limiting their usefulness as comparative measures.  Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP.

See the attached tables for the following reconciliations of non-GAAP financial measures included in this press release:  Unaudited Reconciliation of Net Income Attributable to Koppers and Adjusted Net Income; Unaudited Reconciliation of Diluted Earnings Per Share and Adjusted Earnings Per Share.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, acquisitions, restructuring, declines in the value of Koppers assets and the effect of any resulting impairment charges, profitability and anticipated expenses and cash outflows.  All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “outlook,” “guidance,” “forecast,” “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plan,” “potential,” “intend,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements.  Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, restructurings, the benefits of acquisitions, divestitures, joint ventures or other matters as well as financings and debt reduction, are subject to known and unknown risks, uncertainties and contingencies.

Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements.  Factors that might affect such forward-looking statements include, among other things, the impact of changes in commodity prices, such as oil and copper, on product margins; general economic and business conditions; the length and extent of economic contraction as a result of the coronavirus (COVID-19) pandemic; disruption in the U.S. and global financial markets; potential difficulties in protecting our intellectual property; the ratings on our debt and our ability to repay or refinance our outstanding indebtedness as it matures; our ability to operate within the limitations of our debt covenants; potential impairment of our goodwill and/or long-lived assets; demand for Koppers goods and services; competitive conditions; interest rate and foreign currency rate fluctuations; availability and costs of key raw materials; unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and any subsequent filings by Koppers with the Securities and Exchange Commission.  Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

UNAUDITED RECONCILIATION OF NET INCOME ATTRIBUTABLE TO KOPPERS AND ADJUSTED NET INCOME

(In millions)

Three Months Ended
June 30, 2019
Net income attributable to Koppers	$14.7
Unusual items impacting net income
Impairment, restructuring and plant closure costs	8.4
Non-cash LIFO expense	2.7
Mark-to-market commodity hedging	1.9
Total adjustments	13.0
Adjustments to income tax and noncontrolling interests
Income tax on adjustments to pre-tax income	(3.2)
Noncontrolling interests	(0.3)
Effect on adjusted net income	9.5
Adjusted net income including discontinued operations	24.2
Income from discontinued operations	(0.1)
Adjusted net income attributable to Koppers	$24.1

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE AND

ADJUSTED EARNINGS PER SHARE

(In millions except share amounts)

Three Months Ended
June 30, 2019
Net income attributable to Koppers	$14.7
Adjusted net income attributable to Koppers	$24.1
Denominator for diluted earnings per share (in thousands)	21,044
Earnings per share:
Diluted earnings per share	$0.70
Adjusted earnings per share	$1.14

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